                                                                                    Exhibit 10.2

Promotion License Agreement

This Promotion License Agreement (this "Agreement") is made as of September 6, 2006, between KnowFat Franchise Company, Inc., a Delaware Corporation ("KnowFat") and George Foreman Ventures, LLC, a Delaware limited liability company ("GFVentures" and together with KnowFat, the "Parties").  Terms not otherwise defined herein shall have the meanings ascribed to them in the Services Agreement (defined below).

WHEREAS, concurrently herewith, the Parties have entered into a certain Services Agreement (the "Services Agreement"), pursuant to which KnowFat agreed to issue common stock and make certain payments to GFVentures in exchange for the license granted and services to be performed under this Agreement;

WHEREAS, GFVentures is the sole and exclusive owner of the right to use the name, likeness and other publicity rights of George Foreman ("Celebrity") identified more fully on Exhibit B attached hereto (the "Property") in connection with the promotion of restaurants and retail stores;

WHEREAS, GFVentures has the power and authority to grant to KnowFat the right, privilege and license to use the Property in connection with the promotion of restaurants operated by KnowFat and its franchisees (the "Restaurants") and the retail stores operated by KnowFat and its franchisees located on the premises of the Restaurants that sell nutritional products (the "Stores"); and

WHEREAS, KnowFat desires to obtain from GFVentures a license (subject to the terms and conditions hereof, including, without limitation, Section 1 below) to use the Property in connection with the promotion of the Restaurants and the Stores and to manufacture and distribute promotional materials in connection with the promotion of the Restaurants and the Stores.

NOW, THEREFORE, in consideration of the Services Agreement and the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

Section 1.                          Grant.

Subject to the terms and conditions hereof, GFVentures hereby grants KnowFat the world-wide non-exclusive license to use the Property during the Term in connection with the promotion of the Restaurants and the Stores.  Notwithstanding any implication herein to the contrary, KnowFat shall be prohibited from developing, selling or otherwise distributing any products that utilize any element of the Property without the prior written approval of GFVentures, which approval may be withheld by GFVentures in its sole discretion.

Section 2.                          Services.

2.1.                      GFVentures shall cause Celebrity to perform the services outlined on Exhibit A (the “Services”) during the Term

2.2.                      Celebrity shall perform the Services at times and places reasonably convenient to Celebrity.  KnowFat acknowledges that Celebrity shall not be required to perform services on any Saturday or Sunday, nor to perform services on any Wednesday outside of Houston or that would conflict with Celebrity's community and religious obligations on such day.

Section 3.                         Term and Termination.

3.1.                      The license granted pursuant to this Agreement will commence on the Closing Date and continue through the Term, unless sooner terminated pursuant to this Agreement or the Services Agreement.

3.2.                      KnowFat may terminate this Agreement after the Closing by giving written notice to GFVentures in the event that GFVentures is in breach of any of its material obligations under this Agreement or the Services Agreement and such breach is not cured within thirty (30) days following delivery by KnowFat to GFVentures of written notice of such breach.

3.3.                      Without prejudice to any other rights or remedies available to GFVentures, GFVentures may terminate this Agreement at any time after the Closing by giving written notice to KnowFat in the event that KnowFat is in breach of any of its material obligations under this Agreement or the Services Agreement and such breach is not cured (x) within five (5) days following delivery by GFVentures to KnowFat of written notice of such a breach pertaining to KnowFat's payment or Share issuance obligations under the Services Agreement or (y) within thirty (30) days following delivery by GFVentures to KnowFat of written notice of such a breach pertaining to any of KnowFat’s other obligations hereunder or thereunder; provided, however, that if KnowFat is in breach of (a) any of the approval rights of GFVentures hereunder or (b) any of the provisions of Sections 4, 6, 8, 10 or 12 hereunder, GFVentures may terminate this Agreement immediately by giving written notice to KnowFat (i.e., without the necessity of providing any opportunity to cure).  Notwithstanding the foregoing, KnowFat shall have a one-time only right to cure a breach of GFVentures's approval rights (i.e., in which case clause (y) of the preceding sentence shall apply); provided, however, that (i) such breach is capable of being cured and (ii) neither GFVentures nor Celebrity has been materially affected by such breach.

3.4.                      This Agreement shall automatically terminate upon termination of the Services Agreement for any reason.

3.5.                      Except as otherwise specified in Section 3.6 hereof, upon the expiration of this license or any extension thereof, or upon its sooner termination, KnowFat shall immediately discontinue any and all use of the Property and shall within ten (10) days following the termination of this Agreement or the end of the Continuation Period (as defined below), as applicable, deliver to GFVentures a statement showing KnowFat's existing inventory of any materials bearing the Property (including, without limitation, those in transit to KnowFat).  Thereupon, GFVentures agrees to discuss with KnowFat means of disposing of such inventory; provided that if GFVentures and KnowFat do not mutually agree in writing on the means of disposal within sixty (60) days of KnowFat's delivery of KnowFat's statement, KnowFat shall promptly destroy all existing inventory of materials bearing the Property; and KnowFat shall, within ten (10) days, furnish GFVentures with an affidavit of destruction with respect thereto signed by an officer of KnowFat.

3.6.                      Upon the expiration of this Agreement or any extension thereof (but specifically excluding any sooner termination of this Agreement), KnowFat shall have the right, provided KnowFat has duly performed all of its obligations hereunder and under the Services Agreement, for a period of not more than ninety (90) days thereafter (the "Continuation Period") to continue using any materials already produced and in KnowFat's possession and control bearing Celebrity's name or likeness, subject to KnowFat's continuing obligation to pay royalties thereon.

Section 4.                         Scope of Use.

Use of the Property by KnowFat will be limited to use in electronic media, and in periodicals, newspapers, television, radio and cable broadcasting, the Internet, printed catalogs and direct mail materials, all solely in connection with the promotion of the Restaurants and the Stores, and all subject to the terms and conditions hereof, including, without limitation, Section 10 hereof.  KnowFat shall not use the Property as a component of the Restaurants and/or the Stores themselves without GFVentures's prior written approval, to be exercised in GFVentures's sole discretion.

Section 5.                         Photographs.

GFVentures hereby acknowledges that it has reviewed, and has approved the photographs of Celebrity attached hereto as Exhibit C (the "Photographs") for KnowFat's use hereunder consistent with the terms and conditions hereof.  Notwithstanding any implication herein or in the Services Agreement to the contrary (including, without limitation, in the exhibits hereto and thereto) KnowFat will not alter the Photographs or use any other photographs, images, voices or likenesses of Celebrity without GFVentures's prior written approval, to be exercised in GFVentures's sole discretion.

Section 6.                          Warranty.

6.1.                      GFVentures warrants and represents that it is the owner of and controls the right to use the Property in connection with the promotion of restaurants and stores, that it has the right and power to grant the nonexclusive license granted herein, and that there are no other agreements or commitments with any other party in conflict herewith.  GFVentures further warrants and represents that to the best of its knowledge the Property does not infringe any valid right of any third party.

6.2.                      KnowFat represents and warrants that it is fully authorized to enter into and perform this Agreement without violating the legal or equitable rights of any third party and that this Agreement has been duly and validly executed by KnowFat and constitutes a valid and binding obligation upon KnowFat enforceable against KnowFat in accordance with its terms.

6.3.                      KnowFat represents and warrants that it will not knowingly permit, do or commit any act or thing that would degrade, tarnish or deprecate Celebrity, George Foreman Productions, Inc. ("GFPI") or GFVentures, or Celebrity's, GFPI's or GFVentures's public image in society or standing in the community.

6.4.                      KnowFat represents and warrants that any and all incidents, dialogue, characters, actions, "gags," material, ideas, inventions, ad lib, and other literary, dramatic and musical material written, composed, submitted, added, improvised, interpolated and invented and/or used by KnowFat pursuant to this Agreement shall be wholly original and shall not infringe upon or violate any copyright of or the right of privacy or any other rights of any person or entity and shall not constitute a libel or slander of any person, firm or corporation.

6.5.            KnowFat represents and warrants that KnowFat will comply with all applicable laws, regulations, orders, and ordinances in connection with the endeavors contemplated in this Agreement or otherwise and the engagement of Celebrity's services hereunder.

6.6.            KnowFat represents and warrants that neither KnowFat nor its franchisees, nor any of their respective representatives, agents or employees will disclose to any party or utilize any confidential or proprietary information obtained hereunder regarding GFVentures, GFPI or Celebrity.

Section 7.               Indemnity.

7.1.           KnowFat hereby indemnifies and holds GFVentures, GFPI and Celebrity and their respective parents, subsidiaries and affiliates, and the shareholders, officers, directors, members, managers, employees and representatives of each (collectively, "Licensor Indemnitees") forever harmless from and against any and all liability, claims and causes of action, for personal injury or otherwise, arising from KnowFat's activities hereunder or otherwise in connection with the Restaurants or Stores or the use of the Property, including without limitation, their manufacture or distribution, or from infringement of any patent, trademark, copyright or other proprietary right (other than a cause of action relating to the Property) in connection with any materials created in connection with this Agreement, from any defect whether related to design, workmanship or materials or any other factor and whether or not such materials have been approved by GFVentures, from any claim of a breach or alleged breach of any of KnowFat’s representations, warranties and agreements hereunder, and from any other activity related to the Restaurants and Stores and the promotion thereof as herein contemplated which results in any Licensor Indemnitee being sued.  None of GFVentures, GFPI or Celebrity shall be liable for loss of profits or consequential damages.

7.2.           GFVentures agrees to defend, indemnify and hold KnowFat, its officers, directors, agents and employees, harmless against all liabilities, claims, causes of action, costs, expenses and losses incurred through claims of third parties against KnowFat arising out of GFVentures's breach of any representation or warranty hereunder.

7.3.           As between KnowFat and GFVentures, GFVentures shall be accorded full control of the defense and/or settlement of any claims (including, without limitation, the right to settle by agreeing that KnowFat will discontinue distribution of any allegedly infringing items) and the right to designate counsel.  For the avoidance of doubt, the preceding sentence shall not apply to any claims by KnowFat against GFVentures and vice versa.

7.4.           The provisions of this section shall survive the expiration or termination of this Agreement.

Section 8.                Promotion.

During the Term, GFVentures shall have the right to approve KnowFat's use of any spokesperson other than Celebrity to promote KnowFat's products or services.  KnowFat represents and covenants to GFVentures that none of the Restaurants, Stores, Franchises nor any other business operation of KnowFat currently involves or shall involve the sale or distribution of alcohol or tobacco products, firearms, political statements or sexual content and that it will not use the Property in connection with any product containing, or in any other context involving, alcohol, tobacco, firearms, political statements or sexual content.

Section 9.                            Maintenance and Protection of the Property.

KnowFat agrees to inform GFVentures of any encroachment or infringement of the Property which comes to the attention of KnowFat.  As between KnowFat and GFVentures, any litigation or other action to police the Property and to abate infringement shall be under the complete control of GFVentures, and KnowFat agrees to cooperate in any such litigation or action.   As between KnowFat and GFVentures, GFVentures may retain any money judgment or settlement in such action, without obligation to KnowFat.

Section 10.                          Approvals.

10.1.                      All advertising, sales and other promotional materials and any other matter containing the Property prepared or otherwise to be used in connection with this Agreement (collectively "Other Materials") must be approved by GFVentures in writing prior to their production and use (including, without limitation, the manner in which the Property and the trademarks associated therewith, and other elements licensed hereunder, may be presented).  KnowFat shall submit to GFVentures for GFVentures's review and written approval (a) all preliminary and proposed final artwork and three-dimensional models which are to appear on, in or in connection with all Other Materials, (b) a preproduction sample of all Other Materials and (c) six (6) samples of all Other Materials from the first production run of each supplier of Other Materials.  GFVentures shall have the right of approval over the general format of (e.g., appearance on a talk-show), principal people involved with (e.g., host of a talk-show) and other celebrities with whom Celebrity is to appear (but specifically excluding other celebrities appearing at different times at the same event or on the same program) in connection with each personal appearance required of Celebrity pursuant to this Agreement.  GFVentures shall endeavor to approve or disapprove any submitted material or request within a reasonable period of time; provided that any submitted material shall, in each instance, be deemed disapproved, unless within fifteen (15) days of GFVentures's receipt of such submitted material, GFVentures notifies KnowFat to the contrary in writing.  If GFVentures has not approved or disapproved any submission in writing within the aforementioned fifteen (15) day period, KnowFat shall have the right to resubmit such request to GFVentures.  Approval or disapproval shall, in each such instance, lie solely in GFVentures's discretion.  Any Other Materials not so approved in writing shall be deemed unlicensed and shall not be manufactured and/or distributed and, unless otherwise agreed to by GFVentures in writing, shall be destroyed.

10.2.                      Except for the limited license specifically provided herein, it is agreed that GFVentures is not transferring to KnowFat any right to or interest in any copyright, trademark or service mark relating to the Property or to any elements thereof or any other copyright, trademark, or service mark owned or controlled by GFVentures or to any elements thereof.  As between GFVentures and KnowFat, all rights not specifically granted to KnowFat hereunder are reserved by GFVentures.

10.3.                      KnowFat may not use all or any part of the Property (a) in any advertising or promotional material which relate to any product or service other than the Restaurants or the Stores or (b) in conjunction with any other name, character, symbol or design not included in the Property other than the name of the Restaurants or the Stores.

10.4.                      As a condition to the right of public distribution granted to KnowFat hereunder, all advertising, sales and promotional materials and any other matter containing the Property shall bear such trademark or other notices of which GFVentures may notify KnowFat in writing.  KnowFat will comply with GFVentures's instructions as to form, location and content of the notice(s) as GFVentures may instruct from time to time.

10.5.                      KnowFat represents and warrants that all advertising materials, promotional materials and Other Materials shall comply with all applicable laws and regulations.  GFVentures's approval of the use or manner of use of any proposed advertising materials, promotional materials or Other Material hereunder shall not constitute an opinion as to the legal appropriateness or adequacy of such use or manner of use, and in KnowFat's use of the advertising materials, promotional materials and Other Materials it shall be KnowFat's sole responsibility to comply with all applicable laws and regulations.

10.6.                      KnowFat represents and warrants that the Restaurants and Stores and the packaging, promotion and advertising materials in connection with the promotions hereunder shall be operated, manufactured, distributed and/or performed, as applicable, in compliance with all federal, state and local laws, regulations and industry standards pertaining thereto (collectively, the "Laws, Regulations and Standards").  KnowFat shall further provide in its agreements with all of its franchisees that such franchisees will comply with all Laws, Regulations and Standards.  If pursuant to the terms hereof, any materials are manufactured by a third party, then KnowFat shall provide in its agreement with such third party that such party will comply with all Laws, Regulations and Standards.

10.7           GFVentures, Celebrity and their respective employees, agents and representatives, including, but not limited to, George Foreman, III and George Foreman, Jr. (collectively, the "Inspecting Parties") shall have the right at any time to inspect one or more of the Restaurants and Stores throughout the Territory for the purposes of inspecting for quality control (the "Restaurant Inspections") and KnowFat will reimburse all expenses incurred by the Inspecting Parties in connection therewith.

10.8.                      This paragraph shall survive the expiration or termination of this Agreement.

Section 11.                            Product Liability and Errors and Omissions Insurance.

KnowFat shall obtain and maintain at KnowFat's expense, during the Term, and for three (3) years thereafter, general liability, product liability and completed operations insurance naming GFVentures, GFPI and Celebrity as insured parties (including their respective parents, affiliates, subsidiaries, shareholders, directors, officers, members, managers, employees, agents and representatives), from a qualified insurance carrier approved in writing by GFVentures in the amount of at least Ten Million Dollars ($10,000,000) for personal and bodily injury and identical additional amounts for property damage.  This policy shall specify that it covers all Restaurants and Stores and materials manufactured or distributed hereunder and that it may not be modified or canceled by the insurer, except after thirty (30) days' prior written notice by the insurer to GFVentures; if such cancellation takes place or the policy's coverage is diminished in any way, GFVentures may terminate this Agreement.  Prior to operating or promoting any Restaurants or Stores hereunder or manufacturing or distributing any materials hereunder, KnowFat shall provide GFVentures with a copy of such policy and a certificate of insurance naming GFVentures, GFPI and Celebrity and their respective parents, affiliates, subsidiaries, shareholders, directors, officers, members, managers, employees, agents and representatives as insured parties as aforesaid.  If any audio or audiovisual works (e.g., television commercials) are produced hereunder using Celebrity or the Property, then KnowFat shall obtain errors and omissions insurance in similar amounts and with similar requirements as aforesaid.  Compliance herewith in no way limits KnowFat's obligations hereunder.

Section 12.                         Acknowledgments.

12.1.                      KnowFat acknowledges that all rights and goodwill associated with the Property will be used by KnowFat or under its authority in the manner and pursuant to the terms and conditions contained herein.  KnowFat will make all solicitations and sales solely in its own name.

12.2.                      It is acknowledged that the rights and powers retained by GFVentures hereunder are necessary to protect the trademark and property rights of GFVentures and, specifically, to conserve the goodwill and good name of Celebrity and the Property, and therefore KnowFat agrees that it will not knowingly allow the same to become involved in matters which will or could detract from, or impugn the public acceptance and popularity thereof, or impair their legal status.

12.3               KnowFat acknowledges that as between GFVentures and KnowFat, GFVentures is the owner of all right, title and interest in and to the Property and in all copyrights, trademarks and other rights associated therewith, and in all artwork, copy, literary text, advertising and promotional material of any sort which utilize the foregoing (including all such materials developed by or under the authority of KnowFat), and the goodwill pertaining to all of the foregoing; KnowFat hereby assigns to GFVentures all right, title and interest including all copyrights, and renewals and extensions of copyright, in and to any and all such materials developed by or under the authority of KnowFat, and warrants that, following the Term, GFVentures will have the right to use and exploit and authorize the exploitation of such materials in any manner as GFVentures elects without obligation to KnowFat or any other entity whatsoever.  For the avoidance of doubt, the foregoing shall not be deemed to give GFVentures any ownership right in the names or logos of KnowFat to the extent that such names or logos do not contain any element of the Property.

Section 13.                          No Assignment.

KnowFat may not sublicense, assign, or encumber the rights granted to it hereunder or delegate its obligations hereunder, in whole or in part without GFVentures's prior written consent which in each such instance shall be at GFVentures's sole discretion.  Any sublicense, assignment or encumbrance in derogation of the foregoing shall be null and void.  The requirement of consent shall also apply in the case of total or partial sale or other alienation of a substantial portion of KnowFat's assets, stock or business.

Section 14.                          Expenses.

14.1.                      Except as otherwise provided herein, each Party shall bear its own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

14.2.                      All out-of-pocket travel and other costs and expenses, including the cost of transportation, lodging and meals, incurred by Celebrity and GFVentures and the Inspecting Parties in connection with Celebrity's appearances on behalf of KnowFat and the Restaurant Inspections shall be reimbursed by KnowFat within thirty (30) days of KnowFat's receipt of documentation, including receipts, of such costs and expenses.  KnowFat acknowledges that, to the extent Celebrity is required to travel more than 50 miles outside of Houston, Texas in connection with the performance of his services, Celebrity will be given a roundtrip first class ticket and, if used, a companion ticket (by air, if appropriate, and between Houston, Texas and the destination), exclusive limousine ground transportation and five-star first class hotel (suite, if available plus a separate room for Celebrity's companion) accommodations.  Notwithstanding the foregoing, Celebrity may elect to arrange for alternate means of transportation in lieu of any air transportation otherwise to be provided for by KnowFat pursuant to the preceding sentence, for which Celebrity shall be entitled to be reimbursed, for his actual alternative transportation costs but in no event to exceed the costs of the first class air transportation offered by KnowFat.

Section 15.                          Agreement binding on Successors.

The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, their heirs, administrators, successors and permitted assigns.

Section 16.                          Waiver, Modification.

The failure of any Party to exercise in any respect any right provided for herein shall not be deemed a waiver of any right hereunder.  This Agreement may not be modified or altered except by written instrument duly executed by all Parties.  If any term, clause or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause or provision and such invalid term, clause or provision shall be deemed to be severed from the Agreement.

Section 17.                            No joint venture.

Nothing contained herein shall constitute this arrangement to be employment, a joint venture or a partnership.

Section 18.                            Governing Law.

This Agreement and performance hereunder shall be governed by the laws of the State of New York.  Each party hereto hereby agree to meet and confer in good faith to resolve any dispute or claim arising out of, or relating to, this Agreement during the Term through informal discussions between the parties hereto.  If the parties hereto are unable to resolve such dispute or claim through such discussions, either party hereto may submit such dispute or claim to final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules are not inconsistent with this Agreement.  Such arbitration shall be conducted in the county of the principal office of the non-submitting party.  Any award rendered pursuant to such arbitrators shall be in writing and final and binding upon the parties hereto, and judgment upon any such award may be entered in any court having jurisdiction thereof.  The fees and expenses of such arbitration shall be borne equally by the parties hereto.  Each party hereto shall pay its own fees and costs relating to any arbitration proceedings, including, but not limited to, attorneys' fees.

Section 19.                                Notices.

All notices, requests, demands and other communications called for or contemplated hereunder shall be provided as directed in the Services Agreement.  Without limitation of the foregoing, copies of all notices to GFVentures shall simultaneously be sent to Franklin, Weinrib, Rudell & Vassallo, P.C., 488 Madison Avenue, New York, NY 10021, Facsimile Number (212) 308-0642, Attention: Kenneth M. Weinrib, Esq.

Section 20.                                Entire Agreement.

Each Party acknowledges that it has read this Agreement and the Services Agreement, understands them, and agrees to be bound by their terms and further agrees that they are the complete and exclusive statements of the agreement between the Parties, and supersedes and merges all prior proposals, understandings and all other agreements, oral and written, between the Parties relating to the subject matter of this Agreement and the Services Agreement.

Section 21.                                Miscellaneous.

In resolving any dispute or construing any provision in this Agreement, there shall be no presumption made or inference drawn (a) because the attorneys for one of the parties drafted this Agreement, (b) because of the drafting history of this Agreement, or (c) because of the inclusion of a provision not contained in a prior draft or the deletion of a provision contained in a prior draft.  There are no representations, warranties or covenants by GFVentures other than those set forth in this Agreement and the Services Agreement.  The headings of sections and other subdivisions of this Agreement are for convenient reference only, and shall not be used in any way to govern, limit, modify or construe this Agreement or otherwise be given any legal effect. KnowFat’s remedies shall be limited to the right, if any, to obtain damages at law in the event of a breach hereunder by GFVentures, and KnowFat shall not have the right in such event to equitable relief or to enjoin or restrain the use and exploitation of the Property or the services of Celebrity.  It is understood and agreed that in the event an act of government, war, fire, flood, an Act of God or labor trouble, or any other similar or dissimilar reasons beyond the control of a party to this Agreement prevents the performance by such party of the provisions of this

Agreement, then such nonperformance shall not be considered a breach of this Agreement and such nonperformance shall be excused while the conditions described herein prevail.

[signature page to follow]

IN WITNESS WHEREOF, the Parties have duly executed this License Agreement as of the date set forth above.

KNOWFAT FRANCHISE COMPANY, INC.

By:__________________________________________
Name:________________________________________
Title: ________________________________________

GEORGE FOREMAN VENTURES, LLC

By:___________________________________________
Name: ________________________________________
Title:__________________________________________

EXHIBIT A

Services

Celebrity's services may include the following; provided, however, that (a) in no event will Celebrity be required to perform more than three (3) days of services hereunder during any twelve (12) month period of the Term, excluding travel time, and any days of services above and beyond this will be subject to Celebrity's prior written approval in his sole discretion and (b) upon two (2) months' prior written notice to GFVentures in each case, KnowFat may require a total of two (2) additional days of services from Celebrity over the entire course of the Term:

Year One
A.    Public relations
•	Celebrity and GFVentures shall promote KnowFat, KnowFat’s products and Celebrity’s relationship with KnowFat in the media, including national talk shows.
•	Celebrity and GFVentures shall work with KnowFat’s public relations firm to garner articles in national magazines promoting the relationship between KnowFat and Celebrity.
•	Celebrity shall appear in targeted media promotions in various U.S. regions for the purpose of developing interest among potential franchisees.
•	Celebrity shall attend the largest industry trade show or the trade show of KnowFat's choice and participate in promotional activities at such trade show on behalf of KnowFat.
B.    In-store
•	Celebrity and GFVentures may use the George Foreman name and image for in-store marketing (i.e., cut-outs, pictures).
•	Celebrity shall visit stores and participate in promotional activities at stores on behalf of KnowFat.
Year Two
A.    Public relations
•	Celebrity and GFVentures shall promote KnowFat, KnowFat’s products and Celebrity’s relationship with KnowFat in the media, including national talk shows.
•	Celebrity and GFVentures shall work with KnowFat’s public relations firm to garner articles in national magazines promoting the relationship between KnowFat and Celebrity.
•	Celebrity shall appear in targeted media promotions in various U.S. regions for the purpose of developing interest among potential franchisees.
•	Celebrity shall attend the largest industry trade show or the trade show of KnowFat's choice and participate in promotional activities at such trade show on behalf of KnowFat.
B.           In-store
•	Celebrity and GFVentures may use the George Foreman name/image for in-store marketing (i.e., cut-outs, pictures).
•	Celebrity shall visit stores and participate in promotional activities at stores on behalf of KnowFat.

C.           Advertising
•
Subject to the proviso at the beginning of this Exhibit A, Celebrity shall make himself available for two eight hour days of promotional activity (including production of TV, radio or print media advertising).

Year Three
A.           Public relations
•	Celebrity and GFVentures shall promote KnowFat, KnowFat’s products and Celebrity’s relationship with KnowFat in the media, including national talk shows.
•	Celebrity shall appear in targeted media promotions in various U.S. regions for the purpose of developing interest among potential franchisees.
B.           In-store
•	Celebrity and GFVentures may use the George Foreman name/image for in-store marketing (i.e., cut-outs, pictures).
•	Celebrity shall visit stores and participate in promotional activities at stores on behalf of KnowFat.
C.           Advertising
•
Subject to the proviso at the beginning of this Exhibit A, Celebrity shall make himself available for two eight hour days of promotional activity (including production of TV, radio or print media advertising).

Year Four
A.           Public relations
•	Celebrity and GFVentures shall promote KnowFat, KnowFat’s products and Celebrity’s relationship with KnowFat in the media, including national talk shows.
•	Celebrity shall appear in targeted media promotions in various U.S. regions for the purpose of developing interest among potential franchisees.
B.           In-store
•	Celebrity and GFVentures may use the George Foreman name/image for in-store marketing (i.e., cut-outs, pictures).
•	Celebrity shall visit stores and participate in promotional activities at stores on behalf of KnowFat.
C.           Advertising
•
Subject to the proviso at the beginning of this Exhibit A, Celebrity shall make himself available for two eight hour days of promotional activity (including production of TV, radio or print media advertising).

EXHIBIT B

Licensed Property

The following Property forms part of this Agreement:

The name, image and likeness of the boxing celebrity George Foreman.

EXHIBIT C

Photographs